UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

SOLANA COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SOLANA COMPANY

SUPPLEMENT TO PROXY STATEMENT

FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

This supplement (“Supplement”) relates to the notice of annual meeting of stockholders and proxy statement of Solana Company, a Delaware corporation (sometimes referred to as “the Company,” “we” and “our”), previously filed by us with the Securities and Exchange Commission (the “SEC”) on April 10, 2026 and supplemented by that certain Proxy Supplement filed with the SEC on May 1, 2026 (as supplemented, the “Proxy Statement”), and furnished to our stockholders in connection with the solicitation of proxies by our board of directors (the “Board”) for the 2026 annual meeting of stockholders to be held on May 21, 2026, or any postponement or adjournment thereof (the “Annual Meeting”).

The purpose of this Supplement is to provide updated information relating to the director nominee withdrawal and related management transitions previously reported by us in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 15, 2026. Except as supplemented by the information contained herein, this Supplement does not revise or update any of the information set forth in the Proxy Statement. This Supplement should be read in conjunction with the Proxy Statement. From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.

Withdrawal of Director Nominee

On May 12, 2026, the Company and Dane C. Andreeff entered into a separation agreement whereby Mr. Andreeff separated from the Company and resigned from the Board and from his positions as the Company’s Chief Executive Officer and President, and principal executive officer. As a result, Mr. Andreeff will no longer stand for re-election as a member of the Board at the Annual Meeting.

The four other director nominees named in Proposal 1 in the Proxy Statement - Joseph Chee, Blane Walter, Edward M. Straw and Cosmo Jiang - and the two other director nominees named in Proposal 3 in the Proxy Statement – Michel Lee and Sergio Mello - will continue to stand for re-election at the Annual Meeting. Following Mr. Andreeff’s resignation, the Board approved a decrease in the authorized number of directors on the Board from nine to six, effective as of immediately prior to the Annual Meeting.

Other Management Transitions

On May 12, 2026, the Board appointed Joseph Chee, the Company’s Executive Chairman, as the Company’s Chairman and Chief Executive Officer and President, and principal executive officer, effective as of May 12, 2026. Mr. Chee’s new role as Chairman supersedes his prior role as the Company’s Executive Chairman.

On May 12, 2026, the Company and Jeffrey Mathiesen entered into a separation agreement whereby Mr. Mathiesen separated from the Company and resigned as the Company’s Chief Financial Officer, Treasurer and Secretary, and principal financial officer and principal accounting officer.

On May 12, 2026, the Board appointed Agustina “Madelene” Gani Tjandrasuwita, the Company’s Chief Operating Officer and Deputy Chief Financial Officer, as the Company’s Chief Financial Officer, Treasurer and Secretary, and principal financial officer and principal accounting officer, effective as of May 12, 2026. Ms. Tjandrasuwita’s new role as Chief Financial Officer supersedes her prior role as Deputy Chief Financial Officer.

Additional Information Regarding Voting

If you have already voted and do not wish to change your vote, you do not need to do anything. Your votes will be tabulated as you previously instructed, except that votes with respect to Mr. Andreeff as a nominee for election as a director will be disregarded. You may revoke your proxy or change your vote by following the procedures described in the Proxy Statement. If you have not already voted, you may do so by following the procedures described in the Proxy Statement, and your vote with respect to the six remaining nominees for election as directors named above will be tabulated accordingly. Any hard copy proxy card or voting instruction form that you may have received previously will not be updated to reflect the withdrawal of Mr. Andreeff as a director nominee and may continue to be used to vote shares in connection with the Annual Meeting.

We urge stockholders to vote and submit proxies in advance of the Annual Meeting by one of the methods described in the Proxy Statement.

The Board continues to recommend that you vote “FOR” the election to the Board of each of the six remaining nominees named above.